Exhibit 10.1

INTREPID POTASH, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(effective May 19, 2022)

Table of Contents

Page

1.	ESTABLISHMENT AND PURPOSE		1
	1.1	Establishment	1
	1.2	Purpose	1

2.	DEFINITIONS		1

3.	PLAN ADMINISTRATION		6
	3.1	General	6
	3.2	Delegation by the Committee or the Board	7
	3.3	Limitations on Authority	7
	3.4	Deferral Arrangement	7
	3.5	No Liability	7
	3.6	Book Entry	7

4.	STOCK SUBJECT TO THE PLAN		8
	4.1	Number of Shares	8
	4.2	Individual Award Limits	8
	4.3	Share Counting	9

5.	ELIGIBILITY AND PARTICIPATION		9

6.	STOCK OPTIONS		10
	6.1	Grant of Options	10
	6.2	Award Agreement	10
	6.3	Exercise of Option	10
	6.4	Termination of Service	11
	6.5	Limitations on Incentive Stock Options	11
	6.6	Transferability	11
	6.7	Family Transfers	12
	6.8	Rights of Holders of Options	12

7.	STOCK APPRECIATION RIGHTS		12
	7.1	Grant of Stock Appreciation Rights	12
	7.2	Award Agreement	12
	7.3	Exercise of Stock Appreciation Right	13
	7.4	Effect of Exercise	13
	7.5	Termination of Service	13
	7.6	Transferability	13

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS		14
	8.1	Grant of Restricted Stock or Restricted Stock Units	14
	8.2	Award Agreement	14
	8.3	Restrictions on Transfer	14
	8.4	Forfeiture; Other Restrictions	14
	8.5	Restricted Stock Units	14
	8.6	Termination of Service	14
	8.7	Stockholder Privileges	14

9.	QUALIFIED PERFORMANCE BASED COMPENSATION		15
	9.1	Grant or Vesting of Award Subject to Objective Performance Goals	15
	9.2	Establishment of Performance Goals	15

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	9.3	Value of Performance Shares, Performance Units and Cash-Based Awards	16
	9.4	Achievement of Performance Goals; Earning of Awards	16
	9.5	Payment of Performance Awards	16
	9.6	Termination of Service	16
	9.7	Transferability	16
	9.8	Stockholder Rights	16

10.	OTHER STOCK-BASED AWARDS		16

11.	DIVIDENDS AND DIVIDEND EQUIVALENTS		17

12.	TAX WITHHOLDING		17

13.	PARACHUTE LIMITATIONS		17

14.	EFFECT OF CHANGES IN CAPITALIZATION		18
	14.1	Changes in Stock	18
	14.2	Change of Control	18
	14.3	Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs	19
	14.4	Adjustment	19
	14.5	No Limitations on the Company	19

15.	REQUIREMENTS OF LAW		20
	15.1	General	20
	15.2	Rule 16b-3	20

16.	GENERAL PROVISIONS		20
	16.1	Disclaimer of Rights	20
	16.2	Nontransferability of Awards	21
	16.3	Changes in Accounting or Tax Rules	21
	16.4	Nonexclusivity of the Plan	21
	16.5	Captions	21
	16.6	Other Award Agreement Provisions	21
	16.7	Other Employee Benefits	21
	16.8	Severability	22
	16.9	Governing Law	22
	16.10	Section 409A	22
	16.11	Recoupment of Awards	22
	16.12	Repricing	22

17.	AMENDMENT, MODIFICATION AND TERMINATION		23
	17.1	Amendment, Modification, and Termination	23
	17.2	Awards Previously Granted	23

18.	STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN		23

19.	DURATION		23

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INTREPID POTASH, INC.

amended and restated EQUITY INCENTIVE PLAN

(May 19, 2022)

1.	ESTABLISHMENT AND PURPOSE

1.1	Establishment. The Plan was originally adopted by the Board of Directors and stockholders of the Company on April 20, 2008. The Plan was previously amended and restated effective May 29, 2012, May 24, 2016, May 31, 2017, and May 22, 2019. On April 4, 2022, the Board of Directors approved this amendment and restatement of the Plan, subject to the approval of the Company’s stockholders at the 2022 Annual Meeting of Stockholders. The Plan shall become effective upon the date on which the Plan is approved by the Company’s stockholders, which approval must occur within the period ending 12 months after the date the Plan was adopted by the Board. The Plan shall remain in effect as provided in Section 19. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Cash-Based Awards, and Other Stock-Based Awards in accordance with the terms hereof.

1.2	Purpose. The Plan is intended to enhance the ability of the Company and its Affiliates to attract and retain highly qualified officers, directors, key employees, and other individuals whose substantial contributions are essential to the continued growth and success of the business of the Company, to provide additional incentives for such individuals to whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such individuals with the interests of the stockholders of the Company.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1	“Acquiror” means as defined in Section 14.2.

2.2	“Affiliate” means with respect to the Company, (a) any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including without limitation, any Subsidiary, and (b) any corporation or other entity controlling, controlled by, or under common control with the Company, including any member of an affiliated group of which the Company is a common parent corporation or subsidiary corporation (within the meaning of Section 424 of the Code).

2.3	“Award” means a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards.

2.4	“Award Agreement” means the agreement or statement setting forth the terms and conditions applicable to each Award. Award Agreements and other Plan documents may be delivered or accepted electronically using electronic mail, the Internet or any other form of electronic communication. Each Award Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall govern, except to the extent the Plan would be considered to provide an additional benefit as determined under Sections 409A and 424 of the Code.

2.5	“Benefit Arrangement” means as defined in Section 13.

2.6	“Board” or “Board of Directors” means the board of directors of Intrepid Potash, Inc.

2.7	“Business Combination” means as defined in Section 2.10.

2.8	“Cash-Based Award” means an Award granted to a Participant, whose value is determined by the Committee, as described in Section 9.

2.9	“Cause” means, unless otherwise provided in the Award Agreement or any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate, (a) any breach of any written policy of the Company or an Affiliate that results in, or is reasonably expected to result in, material liability or loss to the Company or the Affiliate; (b) engaging in any conduct, action, or behavior that causes, or is reasonably expected to cause, material injury, monetarily or otherwise, to the Company or an Affiliate, including, but not limited to, misappropriation or conversion of assets of the Company or an Affiliate; (c) a conviction of or entry of a guilty plea or plea of nolo contendere to a felony; (d) a material breach by the Service Provider of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate; (e) the Service Provider’s material negligence or dereliction in the performance of, or failure to perform his or her duties of employment with the Company or an Affiliate, which remains uncured or continues after ten (10) days' notice thereof by the Company or an Affiliate; or (f) the Service Provider’s refusal or failure to carry out a lawful directive of the Company, an Affiliate, or any member of the Board or any of their respective designees, which directive is consistent with the scope and nature of the Service Provider’s responsibilities; in each instance, as determined in good faith by the Committee. Notwithstanding the foregoing, neither this provision nor any other provision of the Plan is intended to, and they shall not be interpreted in a manner that limits or restricts a Participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934).

2.10	“Change of Control” means and shall be deemed to have occurred upon the occurrence of any one of the following, unless otherwise provided in an Award Agreement:

(a)	the acquisition by any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, other than any acquisition (i) directly from, or by, the Company, (ii) by a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, or (iii) by Robert P. Jornayvaz III or Hugh E. Harvey, Jr. (collectively the “Principals”), or by any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that is controlled by either or both of the Principals;

(b)	at any time during any 24-month period (not including any period ending prior to the Effective Date), the individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that no individual will be considered an Incumbent Director if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-12(c) promulgated under the Exchange Act) or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Company Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Company Proxy Contest;

(c)	consummation, in one transaction or a series or related transactions, of a reorganization, merger, or consolidation of the Company or sale or other disposition, direct or indirect, of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, the Persons who were the “beneficial owners” of outstanding voting securities of the Company immediately prior to such Business Combination “beneficially own,” by reason of such ownership of the Company’s voting securities immediately before the Business Combination, more than 50% of the combined voting power of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination; or

(d)	approval by those Persons holding the voting securities of the Company of a complete liquidation or dissolution of the Company.

A Person will not be deemed to be a member of a “group” for purposes of this definition solely by virtue of becoming party to an agreement with one or more Principals that requires such Person to vote the voting stock of the Company in a manner specified by the Principals.

2.11	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations, interpretations, and administrative guidance issued thereunder.

2.12	“Committee” means the Compensation Committee or other committee of the Board appointed by the Board to administer the Plan, or if no such committee is or has been appointed, the Board. The Committee or the Board may designate one or more subcommittees to (a) consist solely of persons who satisfy the applicable requirements of any stock exchange or national market system on which the shares of Stock may be listed and (b) consist solely of persons who qualify as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, with each such subcommittee having the power and authority delegated to it by the Committee or the Board, as applicable. Nothing in this definition shall be deemed to interfere with or prevent the Board or the Committee, as applicable, from delegating administrative authority under the Plan to specified officers or to other committees of the Board pursuant to Section 3.2.

2.13	“Company” means Intrepid Potash, Inc., a Delaware corporation.

2.14	“Corporate Event” means an event described in Section 14.1.

2.15	“Disabled” or “Disability” means, unless otherwise provided in an employment, consulting or other services agreement, if any, or Award Agreement between the Participant and the Company or an Affiliate, the Participant (i) is unable to perform the essential duties of the Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months, (ii) is permanently and totally disabled as defined in Section 22 of the Code, or (iii) has been determined to be totally disabled by the Social Security Administration.

2.16	“Dividend Equivalent” means a right granted under Section 11.

2.17	“Effective Date” means May 19, 2022, the effective date of the most recent amendment and restatement of the Plan. The initial effective date of the Plan was April 20, 2008.

2.18	“Employee” means any individual who is a common-law employee of the Company or an Affiliate determined in accordance with the Company’s standard personnel policies and practices.

2.19	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, or any successor act thereto.

2.20	“Exercise Price” means the price at which a share of Stock may be purchased by a Participant pursuant to the exercise of an Option.

2.21	“Fair Market Value” means the fair market value of a share of Stock as of a particular date, determined as follows: (a) the closing sale price reported for such share on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares is reported for such trading day, on the next preceding day on which a sale was reported, or (b) if the shares of Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

2.22	“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent (50%) of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant or a trust or foundation for the exclusive benefit of any one or more of these persons.

2.23	“Good Reason” means, unless otherwise provided in the Award Agreement or any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate, without the Service Provider’s prior written consent: (a) a material reduction in the Service Provider’s base salary, (b) a material diminution of the Service Provider’s title, office, position or authority, excluding for this purpose an action not taken in bad faith and which is remedied within twenty (20) days after receipt of written notice thereof given by the Service Provider, (c) the assignment to the Service Provider of any duties inconsistent in an adverse respect with the Service Provider’s position (including reporting requirements), authority, or material responsibilities, or the removal of the Participant’s authority or material responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company within twenty (20) days after receipt of notice thereof given by the Service Provider, (d) a transfer of the Service Provider’s primary workplace by more than fifty (50) miles from the current workplace without the Service Provider’s consent, or (e) a material breach of any term of any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate by the Company which is not remedied within twenty (20) days after receipt of written notice thereof given by the Service Provider.

2.24	“Grant Date” means, as determined by the Committee, the latest to occur of (a) the date on which the Committee approves an Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 5, or (c) such other date as may be specified by the Committee in the Award Agreement.

2.25	“Grant Price” means the per share exercise price of a Stock Appreciation Right granted to a Participant under Section 7.

2.26	“Incentive Stock Option” means an Option to purchase shares of Stock designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.

2.27	“Incumbent Directors” means as defined in Section 2.10.

2.28	“Non-Qualified Stock Option” means any Option other than an Incentive Stock Option.

2.29	“Option” means an option to purchase one or more shares of Stock at a stated or formula price for a specified period of time. An Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.30	“Other Agreement” means as defined in Section 13.

2.31	“Other Stock-Based Award” means an Award that is granted to a Participant under Section 10.

2.32	“Parachute Payment” means as defined in Section 13.

2.33	“Participant” means any eligible individual as defined in Section 5 who holds one or more outstanding Awards under the Plan.

2.34	“Performance Award” means an Award made subject to the achievement of Performance Goals granted under Section 9, denominated in shares of Stock (“Performance Shares”) or units in the form of a bookkeeping entry representing the equivalent of shares of Stock (“Performance Units”), or a Cash-Based Award in the form of a bookkeeping entry, subject to the terms of the Plan, the value of which at the time it is payable in Stock or cash is determined based upon the extent to which the corresponding Performance Goals have been achieved.

2.35	“Performance Goals” means as defined in Section 9.2.

2.36	“Performance Period” means the period of time during which the Performance Goals must be achieved in order to determine the degree of vesting or payout with respect to an Award. Performance Periods may overlap.

2.37	“Person” means as defined in Section 2.10.

2.38	“Plan” means this Intrepid Potash, Inc. Amended and Restated Equity Incentive Plan (originally adopted as the Intrepid Potash, Inc. 2008 Equity Incentive Plan).

2.39	“Principals” means as defined in Section 2.10.

2.40	“Restricted Stock” means an Award of shares of Stock granted under Section 8.

2.41	“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of shares of Stock granted under Section 8.

2.42	“Restriction Period” means the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based upon the passage of time, the achievement of Performance Goals or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Sections 8.3 and 8.4.

2.43	“Securities Act” means the U.S. Securities Act of 1933, as it may be amended from time to time, or any successor act thereto.

2.44	“Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive. Notwithstanding the foregoing, solely with respect to any Award that is subject to Section 409A of the Code and payable upon a termination of Service, a Participant shall be considered to have terminated Service with the Company or an Affiliate only when the Participant incurs a “separation from service” with respect to the Company or an Affiliate within the meaning of Section 409A(a)(2)(A)(i) of the Code.

2.45	“Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.46	“Stock” or “Common Stock” means a share of Intrepid Potash, Inc., common stock, $0.001 par value per share.

2.47	“Stock Appreciation Right” or “SAR” means an Award granted under Section 7.

2.48	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.49	“Substitute Awards” means Awards granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or a Subsidiary or an Affiliate or with which the Company or Subsidiary or Affiliate combines. The terms and conditions of any Substituted Awards shall comply with the requirements for substitutions of awards made in connection with a corporate transaction or certain other adjustments that are not treated as modifications under Treas. Reg. Section 1.424-1 and Section 409A of the Code, as applicable.

2.50	“Withholding” means as defined in Section 12.

3.	PLAN ADMINISTRATION

3.1	General. The Plan shall be administered by the Committee, which shall have full power and authority to take all actions and to make all determinations as are required or permitted under the Plan.

(a)	In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the eligible individuals described in Section 5, determine the Awards to be made pursuant to the Plan, or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price (or Grant Price), determine the period and manner in which an Option (or Stock Appreciation Right) becomes exercisable, establish the duration and nature of Restricted Stock or Restricted Stock Unit restrictions, establish the terms and conditions of Performance Awards, and establish such other terms and requirements of the various Awards under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form of the Award Agreements that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein.

(b)	The Committee may amend, modify, or supplement the terms of any outstanding Award including, but not limited to, amending an Award or exercising discretion under an Award or under the Plan to: (i) accelerate the date on which an Award becomes vested, exercisable, or transferable, (ii) extend the term of any Award, including the period following the termination of the Service Provider’s Service to the Company during which the Award shall remain outstanding, (iii) waive any conditions with regard to vesting, exercisability, or transferability of an Award, and (iv) recognize differences in local law, tax policy, or custom with regard to Awards made to foreign nations or individuals who are employed outside the United States. Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that causes the Option or Stock Appreciation Right to become subject to Section 409A of the Code, without the Participant’s written consent; provided, however, appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 14.

(c)	As a condition to any Award, the Committee shall have the right, in its discretion, to require Participants to return to the Company Awards previously granted under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Award shall be upon such terms and conditions as are specified by the Committee at the time the new Award is granted. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, the Committee may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

(d)	The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding, final and conclusive for all purposes and on all persons.

3.2	Delegation by the Committee or the Board. The Committee or the Board may, from time to time, delegate to one or more officers of the Company, and the Board may delegate to one or more committees of the Board (including committees of the Board consisting solely of one or more members of the Board who are also officers of the Company), the power and authority to grant or document Awards under the Plan to specified groups of eligible individuals, subject to such restrictions and conditions as the Committee or the Board, in their sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee or the Board shall determine. To the extent that the Committee or the Board has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the officer or officers, or the Board committee or committees, to whom the Committee or the Board has delegated the power and authority to make such determination. However, no delegation will be made if it would (a) result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (b) result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act, or (c) be impermissible under the Delaware General Corporation Law.

3.3	Limitations on Authority. The Committee shall, in exercising its discretion under the Plan, comply with all contractual and legal obligations of the Company or the Committee in effect from time to time, whether contained in the Company’s charter, bylaws, or other binding contract, or in the Compensation Committee’s charter, or in applicable law.

3.4	Deferral Arrangement. The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish in accordance with Section 409A of the Code, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits into deferred Stock units.

3.5	No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or any Award Agreement.

3.6	Book Entry. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of electronic or other forms of book-entry.

4.	STOCK SUBJECT TO THE PLAN

4.1	Number of Shares. Subject to adjustment as provided in Section 4.3 and 14.1 and as of the Effective Date, the total number of shares of Stock authorized for Awards granted under the Plan will equal the sum of 600,000 shares, plus the number of shares that were available for the grant of Awards under the Plan as of the Effective Date. After the Effective Date, no Awards may be granted under a previous version of the Plan. Any or all of these shares shall be available for delivery for Awards of Incentive Stock Options. Stock issued or to be issued under the Plan shall be either (a) authorized but unissued shares or, (b) to the extent permitted by applicable law, issued shares that have been reacquired by the Company or any Subsidiary.

4.2	Individual Award Limits.

(a)	Individual Award Limits. Subject to adjustment as provided in Section 14, the following limits will apply to the grant of any Award under the Plan:

(i)	Options and Stock Appreciation Rights: No Participant may be granted within any calendar year one or more Options or Stock Appreciation Rights that in the aggregate are for more than 200,000 shares of Stock reserved for issuance under the Plan, plus an additional aggregate of 200,000 shares of Stock reserved for issuance under the Plan for one-time awards to a newly hired or newly promoted Participant.

(ii)	Awards of Restricted Stock and Restricted Stock Units: No Participant may be granted within any calendar year one or more Awards of Restricted Stock and Restricted Stock Units subject to vesting conditions based on the attainment of performance goals for more than an aggregate of 400,000 shares of Stock reserved for issuance under the Plan.

(iii)	Performance Shares and Performance Units: No Participant may be granted within any calendar year one or more Awards of Performance Shares and Performance Units that could result in the Participant receiving pursuant to those Performance Shares and Performance Units more than 450,000 shares of Stock reserved for issuance under the Plan.

(iv)	Cash-Based Awards: No Participant may be granted within any calendar year one or more Cash-Based Awards that could result in the Participant receiving pursuant to those Cash-Based Awards more than $10,000,000.

(b)	Limits on Payments and Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate amount of cash compensation (including annual retainers and other fees, whether or not granted under the Plan) plus the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee Director during any single calendar year may not exceed $600,000. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit in the year the compensation is earned, and not the year paid in the event it was deferred.

(c)	Minimum Vesting Requirement for Full Value Awards. No Award other than an Option or Stock Appreciation Right (a “Full Value Award”) granted on or after the Effective Date may vest in less than one year from its Grant Date. Notwithstanding the foregoing, up to 5% of the available shares of Stock authorized for issuance under the Plan as of the Effective Date may vest (in full or in part) in less than one year from their Grant Dates (the “5% Basket”). In addition, any Full Value Award granted under the Plan may vest in full or in part upon death or disability of the Participant, or upon a Change in Control of the Company (whether on an automatic or discretionary basis), and such vesting shall not count against the 5% Basket.

4.3	Share Counting. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem Awards) and make adjustments in accordance with Section 14. If the Exercise Price of any Option granted under the Plan, or if pursuant to Section 12 the tax withholding obligation of any Participant with respect to an Option or Stock Appreciation Right, is satisfied by tendering shares of Stock to the Company (either by actual delivery or by attestation) or by withholding shares of Stock, in any case the number of shares of Stock tendered or withheld shall not be again available for purposes of determining the maximum number of shares of Stock available for Awards under the Plan. Furthermore, the following shares shall not be added to the shares of Stock authorized for grant under the Plan: (a) shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (b) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award (except in the case of a Stock Appreciation Right as described in the previous sentence), or otherwise terminated without delivery of shares to the Participant, the shares of Stock retained or returned to the Company will be available under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the shares available for Awards under the Plan. Any shares of Stock that again become available for Awards under the Plan pursuant to this Section shall be added as one share for every one share subject to Options, Stock Appreciation Rights, or other Awards granted under the Plan.

4.4	Substitute Awards. Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or the limitations on grants to a Participant under Section 4.2, nor shall shares of Stock subject to a Substitute Award be added to the shares available for Awards under the Plan as provided above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors of the Company or any Subsidiary prior to such acquisition or combination.

5.	ELIGIBILITY AND PARTICIPATION

Individuals eligible to participate in this Plan include all Service Providers of the Company or any Affiliate; provided, however, to the extent required under Section 409A of the Code, an Affiliate of the Company shall include only an entity in which the Company possesses at least twenty percent (20%) of the total combined voting power of the entity’s outstanding voting securities or such other threshold ownership percentage permitted or required under Section 409A of the Code. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted. An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Only Awards granted pursuant to a duly approved Award Agreement (the form of which has been approved by the Company or the Committee) which has been executed and timely returned to the Company within the time limit set forth in such Award Agreement will be considered validly granted under the Plan.

6.	STOCK OPTIONS

6.1	Grant of Options. Subject to the provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, it its sole discretion; provided that Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent corporation or subsidiary corporation (as permitted by Section 422 of the Code).

6.2	Award Agreement. Each Option granted under the Plan shall be evidenced by an Award Agreement that shall specify the Exercise Price, the number of shares of Stock covered by the Option, the maximum duration of the Option, the conditions upon which an Option shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

(a)	Exercise Price. The Exercise Price for each Option shall be as determined by the Committee and shall be specified in the Award Agreement. The Exercise Price shall be: not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date; provided, however, that the foregoing minimum Exercise Price shall not apply to Substitute Awards. In no case shall the Exercise Price of any Option be less than the par value of a share of Stock.

(b)	Number of Shares. Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(c)	Term. Each Option shall terminate as set forth in the Award Agreement and all rights to purchase shares of Stock shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the Grant Date.

(d)	Restrictions on Exercise. The Award Agreement shall set forth any installment or other restrictions on exercise of the Option during the term of the Option. Each Option shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee. An Award Agreement may provide that the period of time over which an Option other than an Incentive Stock Option may be exercised shall be automatically extended if on the scheduled expiration date of the Option the Participant’s exercise of such Option would violate applicable securities laws or the Company’s insider trading policy as in effect from time to time; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date and the extended exercise period shall end not later than 30 days after the exercise of such Option would first no longer violate such laws or policy (the “Extended Exercise Period”). The Award Agreement may also provide for the automatic exercise of any such Option in which the Fair Market Value of a share of Stock (as determined on the first day of the Extended Exercise Period in which the exercise would no longer violate such laws or policy) exceeds the Exercise Price by delivery to the Participant shares of Stock equal to such excess amount, less any required tax withholding.

6.3	Exercise of Option.

(a)	Manner of Exercise. An Option granted hereunder shall be exercised, in whole or in part, by providing written or electronic notice, on a form provided by the Company, to an employee as designated by the Company, or by complying with any alternative exercise procedures that may be authorized by the Committee, specifying the number of shares of Stock to be purchased and accompanied by full payment of the Exercise Price for the shares and satisfaction of any tax withholding requirements.

(b)	Payment. A condition to the issuance or other delivery of shares of Stock as to which an Option shall be exercised shall be the payment of the Exercise Price and satisfaction of any tax withholding requirements. The Exercise Price of an Option shall be payable to the Company in full, in any method permitted under the Award Agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering (either by actual delivery or by attestation) unrestricted shares of Stock already owned by the Participant on the date of surrender, subject to such terms, conditions and limitations as the Company may determine, to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to (A) a cashless (broker-assisted) exercise that complies with all applicable laws or (B) withholding of shares of Stock otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price or (iv) any combination of the foregoing. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

(c)	Delivery of Shares. Promptly after the exercise of an Option by a Participant and the payment in full of the Exercise Price, such Participant shall be entitled to the issuance of certificates evidencing such Participant’s ownership of the shares of Stock purchased upon exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of certificates through the use of electronic or other forms of book-entry.

6.4	Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

6.5	Limitations on Incentive Stock Options.

(a)	General; Initial Exercise. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine necessary to qualify such Option as an Incentive Stock Option. Any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an Incentive Stock Option under Section 422 of the Code. The aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the shares of Stock shall be determined as of the Grant Date and each Incentive Stock Option shall be taken into account in the order granted.

(b)	Ten Percent Stockholders. An Incentive Stock Option granted to a Participant who is the holder of record of more than ten percent (10%) of the combined voting power of all classes of stock of the Company shall have an Exercise Price at least equal to one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date of the Option and the term of the Option shall not exceed five (5) years.

(c)	Notification of Disqualifying Disposition. If any Participant shall make any disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition within ten (10) days thereof.

6.6	Transferability. Except as provided in Section 6.7, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option. Except as provided in Section 6.7, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

6.7	Family Transfers. If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 6.7, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 6.7, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 6.7 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement.

6.8	Rights of Holders of Options. Unless otherwise stated in the applicable Award Agreement and subject to Section 11, an individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 14, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

7.	STOCK APPRECIATION RIGHTS

7.1	Grant of Stock Appreciation Rights. Subject to the provisions of this Plan, Stock Appreciation Rights may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights that are granted in tandem with an Option, or any combination thereof.

7.2	Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the Grant Price, the number of shares of Stock covered by the Stock Appreciation Right, the maximum duration of the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan.

(a)	Grant Price. The Grant Price for each Stock Appreciation Right shall be determined by the Committee and shall be specified in the Award Agreement. Other than with respect to Substitute Awards, the Grant Price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date of the Stock Appreciation Right.

(b)	Number of Shares. Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(c)	Term. Each Stock Appreciation Right shall terminate and all rights with respect to the Stock Appreciation Right shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Stock Appreciation Rights shall be exercisable later than the tenth (10th) anniversary of the Grant Date.

(d)	Restrictions on Exercise. The Award Agreement shall set forth any installment or other restrictions on exercise of the Stock Appreciation Right during its term. Each Stock Appreciation Right shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee (including based on achievement of Performance Goals or future service requirements). An Award Agreement may provide that the period of time over which a Stock Appreciation Right may be exercised shall be automatically extended if on the scheduled expiration date of the Stock Appreciation Right the Participant’s exercise of such right would violate applicable securities laws or the Company’s insider trading policy as in effect from time to time; provided, however, that during such extended exercise period the Stock Appreciation Right may only be exercised to the extent the right was exercisable in accordance with its terms immediately prior to such scheduled expiration date and the extended exercise period shall end not later than 30 days after the exercise of such Stock Appreciation Right would first no longer violate such laws. The Award Agreement may also provide for the automatic exercise of any such Stock Appreciation Right in which the Fair Market Value of a share of Stock (as determined on the first day of the Extended Exercise Period in which the exercise would no longer violate such laws or policy) exceeds the Grant Price by delivery to the Participant shares of Stock equal to such excess amount, less any required tax withholding.

7.3	Exercise of Stock Appreciation Right. A Participant desiring to exercise a Stock Appreciation Right shall give written or electronic notice, on a form provided by the Company, of such exercise to the Company with the information the Company deems reasonably necessary to exercise the Stock Appreciation Right. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a share of Stock on the date of exercise over the Grant Price; by

(b)	The number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

Notwithstanding the foregoing provisions of this Section 7.3 to the contrary, the Committee may establish and set forth in the Award Agreement a maximum amount per share of Stock that will be payable upon the exercise of a Stock Appreciation Right. At the discretion of the Committee, the payment upon exercise may be in cash, shares of Stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination as to the form of settlement shall be set forth in the Award Agreement.

7.4	Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding shares of Stock subject to the Option or Stock Appreciation Right that were granted in tandem with such Stock Appreciation Right and Option.

7.5	Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Appreciation Rights issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Any Stock Appreciation Right issued in tandem with an Option shall be exercisable following termination of the Participant’s Service to the same extent that its related Option is exercisable following the Participant’s termination of Service.

7.6	Transferability. A Stock Appreciation Right shall only be transferable upon the same terms and conditions with respect to transferability as are specified in Sections 6.6 and 6.7 with respect to Options.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1	Grant of Restricted Stock or Restricted Stock Units. Subject to the provisions of this Plan, the Committee at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

8.2	Award Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of shares of Restricted Stock or the number of Restricted Stock Units granted and such other provisions as the Committee shall determine.

8.3	Restrictions on Transfer. Except as provided in this Plan or an Award Agreement, the shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the Restriction Period established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction or any other conditions, as specified by the Committee, in its sole discretion. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4	Forfeiture; Other Restrictions. The Committee may impose such other conditions and restrictions on any shares of Restricted Stock or Restricted Stock Units as it may deem advisable including a requirement that the Participant pay a specified amount to purchase each share of Restricted Stock, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, time-based restrictions or restrictions under applicable laws or under the requirements of any stock exchange or market upon which shares of Stock are then listed or traded, or holding requirements or sale restrictions placed on the shares of Stock by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

8.5	Restricted Stock Units. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement. Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

8.6	Termination of Service. Unless otherwise provided by the Committee in the applicable Award Agreement, upon the termination of a Participant’s Service with the Company or an Affiliate, any shares of Restricted Stock or Restricted Stock Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Participant shall have no further rights with respect to such Awards, including but not limited to any right to vote Restricted Stock or any right to receive dividends or Dividend Equivalents with respect to Restricted Stock or Restricted Stock Units.

8.7	Stockholder Privileges. Unless otherwise determined by the Committee and set forth in the Award Agreement:

(a)	A Participant holding shares of Restricted Stock shall generally have the rights of stockholder to vote the shares or Restricted Stock during the Restriction Period. The Committee may provide in an Award Agreement that the holder of such Restricted Stock shall be entitled to receive ordinary cash dividends actually paid with respect to the Restricted Stock in accordance with and subject to Section 11.

(b)	A Participant holding Restricted Stock Units shall have no rights of a stockholder of the Company with respect to the Restricted Stock Units. The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive Dividend Equivalents in accordance with and subject to Section 11.

9.	PERFORMANCE BASED COMPENSATION

9.1	Grant or Vesting of Award Subject to Objective Performance Goals. The Committee may, in its discretion, condition the grant, vesting, or payment of an Award on the attainment of one or more pre-established objective Performance Goals. Subject to the terms of the Plan, the Committee may grant Performance Shares, Performance Units and/or Cash-Based Awards in such amounts and upon such terms as the Committee shall determine. A Performance Share, Performance Unit or Cash-Based Award entitles the Participant to receive shares of Stock or cash upon the attainment of performance goals and/or satisfaction of other terms and conditions determined by the Committee when the Award is granted and set forth in the Award Agreement.

9.2	Establishment of Performance Goals. All Performance Goals (and any exclusions) established pursuant to this Section 9.2 shall be established by the Committee within 90 days after the beginning of the period of service to which the Performance Goal relates (or such other period of time as determined by the Committee in its sole discretion). Performance Goals means one or more goals determined by the Committee, in its discretion, with respect to an Award for a Performance Period. The Performance Goals may provide for a targeted level or levels of performance for a Performance Period based on one or more of the following measures: (a) absolute or relative total shareholder return; (b) return on assets, return on equity, or return on capital employed; (c) earnings per share, corporate or business-unit net income, net income before unusual, infrequently occurring, or non-recurring items, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year production or average production growth; (j) annual or multi-year sales or average sales growth; (k) annual or multi-year production or sales volume; (l) annual or multi-year absolute or per-unit operating and maintenance costs; (m) satisfactory completion of a project or organizational initiative with specific criteria set in advance by the Committee; (n) debt ratios or other measures of credit quality or liquidity; (o) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee; (p) annual or multi-year “net-back” sales or the introduction of new products in accordance with specific goals set in advance by the Committee; (q) compliance with Section 404 or other provisions of the Sarbanes-Oxley Act of 2002 or with other laws, regulations or policies; (r) staffing and retention; (s) capital expenditures or investments; (t) milestones relating to sales, production, or capital projects; or (u) such other criteria established by the Committee (the “Performance Goals”). Any performance goals that are financial metrics may be determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The measures may, at the discretion of the Committee, be based on pro forma numbers and may, as the Committee specifies, either include or exclude the effect of payment of the incentives payable under this Plan and any other incentive or bonus plans of the Company. The Performance Goals may differ from Participant to Participant. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with GAAP, or (o) the effect of changes in other laws or regulatory rules affecting reported results. The Performance Goals applicable to a particular Award shall be set forth by the Committee in the Award Agreement.

9.3	Value of Performance Shares, Performance Units and Cash-Based Awards. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the Grant Date. Each Performance Unit shall have an initial value representing the equivalent of a share of Stock. Each Cash-Based Award shall have a value as determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending upon the extent to which the Performance Goals are achieved, will determine the number and/or value of Performance Shares or Performance Units and Cash-Based Awards that will be paid to the Participant.

9.4	Achievement of Performance Goals; Earning of Awards. Subject to the terms of the Plan, after the applicable Performance Period has been completed, the Committee shall certify prior to the grant, vesting, or payment of any Award that the applicable Performance Goals have been satisfied. Except as may otherwise be provided herein or as may otherwise be contained in the Award Agreement, in the event that the Performance Goals are not satisfied, the Award shall not be granted or become vested or payable, as applicable except as otherwise determined by the Committee.

9.5	Payment of Performance Awards. The time and form of payment of Performance Awards earned by the Participant shall be as determined by the Committee and be set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares, Performance Units and Cash-Based Awards in the form of cash or in shares of Stock (or in a combination thereof) following the Committee’s determination of actual performance against the performance goals and/or other terms and conditions established by the Committee. Any payment of shares of Stock or cash may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. The Committee may provide in an Award Agreement for the payment of Dividend Equivalents in accordance with and subject to Section 11.

9.6	Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares or Performance Units or Cash-Based Awards following termination of Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Awards of Performance Shares or Performance Units or Cash-Based Awards and may reflect distinctions based upon the reason for termination.

9.7	Transferability. Except as otherwise provided in an Award Agreement, Performance Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by the laws of descent and distribution.

9.8	Stockholder Rights. A Participant receiving a Performance Share, Performance Unit or Cash-Based Award shall have the rights as a stockholder only as to shares of Stock, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to shares of Stock subject to the Award but not actually issued to such Participant.

10.	OTHER STOCK-BASED AWARDS

From time to time during the duration of this Plan, the Committee may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may (a) acquire shares of Stock under the Plan, whether by purchase, outright grant, or otherwise, or (b) receive an Award, whether payable in cash or in Stock, the value of which is determined, in whole in part, based on the value of Common Stock. Any such arrangements shall be subject to the general provisions of this Plan and all cash payments or shares of Stock issued pursuant to such arrangements shall be made under this Plan. The Committee may provide in an Award Agreement for the payment of Dividend Equivalents in accordance with and subject to Section 11.

11.	DIVIDENDS AND DIVIDEND EQUIVALENTS

Subject to the terms of the Plan and any applicable Award Agreement, a Participant shall, if so determined by the Committee, be entitled to receive dividends or Dividend Equivalents, with respect to the shares of Stock covered by the Award. The Committee may provide that any dividends paid on shares of Stock subject to an Award must be reinvested in additional shares of Stock; provided, however, that notwithstanding anything to the contrary elsewhere provided in the Plan, in no event may dividends and Dividend Equivalents be paid currently on unvested Awards until and to the extent the Award is earned and vested, although the amounts can be accumulated. Notwithstanding the award of Dividend Equivalents or dividends, a Participant shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt. All distributions, if any, received by a Participant with respect to an Award as a result of any split, Stock dividend, combination of shares of Stock, or other similar transaction shall be subject to the restrictions applicable to the original Award. Notwithstanding anything to the contrary in the Plan, in no event shall Dividend Equivalents be payable or granted in connection with any Options or Stock Appreciation Awards.

12.	TAX WITHHOLDING

The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes, domestic or foreign, of any kind required by law with respect to the vesting of or other lapse of restrictions applicable to Awards or upon the issuance of any shares of Stock or payment of any kind upon the exercise of any Options or Stock Appreciation Rights. At the time of such vesting, lapse, payment, or exercise, the Participant shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.

In accordance with any procedures that may be determined by the Committee, the Participant may elect to have shares of Stock withheld or to deliver shares to satisfy withholding for federal, state and local income taxes and employment taxes that are applicable to the taxable income (“Withholding”) obligations, at rates determined by the Committee or its designee. The Participant may elect to satisfy Withholding obligations, in whole or in part, (a) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Participant or (b) by delivering to the Company or the Affiliate shares of Stock already owned by the Participant (for any period as may be required by the Company). The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value not in excess of such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Committee as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 12 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. Furthermore, any shares withheld shall be withheld at rates not to exceed to minimum statutory rate, or any other rate that will not cause an adverse accounting consequence or cost, subject to the discretion of the Administrator and in accordance with Company policies.

13.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding that expressly or impliedly modifies or excludes application of this Section 13 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Awards held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (b) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (b) of the preceding sentence, then the Committee shall have the right, in its sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

14.	EFFECT OF CHANGES IN CAPITALIZATION

14.1	Changes in Stock. The number of shares of Stock for which Awards may be made under the Plan, the individual Award share and dollar limits in Section 4.2, and the Exercise Price or Grant Price of outstanding Awards shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any merger, consolidation, spin-off, recapitalization, reclassification, split, reverse split, combination, exchange, dividend or other distribution (whether in cash, shares of Stock, or other property, other than a regular cash dividend) or for any other increase or decrease in such shares of Stock effected without receipt of consideration by the Company or similar transaction or other change in corporate structure affecting the shares of Stock or the value thereof occurring after the Effective Date (any such event hereafter referred to as a “Corporate Event”). In addition, subject to the exception set forth in the second sentence of Section 14.4, the number and kind of shares for which Awards are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in outstanding Options or Stock Appreciation Rights shall not increase the aggregate Exercise Price or Grant Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or Stock Appreciation Right, as applicable, and the adjustment shall comply with the requirements under Section 409A of the Code. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall proportionately adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the Exercise Price per share of outstanding Options and the Grant Price of outstanding Stock Appreciation Rights to reflect such distribution. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.1, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

14.2	Change of Control.

(a)	Effect of a Change of Control. Notwithstanding any provisions of this Plan to the contrary, the Committee may, in its sole discretion, provide at the time of Award, or pursuant to any other arrangement or agreement at any time with the consent of the Participant, for different treatment to apply to an outstanding Award at any time prior to, coincident with or after the time of a Change of Control. Unless otherwise provided by the Committee in an Award or other agreement, the following subsection 14.2(b) shall apply to outstanding Awards granted after the Effective Date.

(b)	Continuation, Assumption or Substitution of Awards. In the event of a Change of Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent equity awards for the Acquiror’s stock. Subject to Section 14.2(a), if an Award is continued, assumed or substituted by the Acquiror and within 24 months after the consummation of a Change of Control (i) the Participant’s service is terminated by the Acquiror (or its affiliate) without Cause or (ii) the Participant resigns for Good Reason, the following shall apply: (1) any and all Options and SARs shall become immediately exercisable as of the termination or resignation; and (2) any restrictions imposed on Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based and Other Stock-Based Awards shall lapse and the Award shall be paid in cash or stock as provided in the Award Agreement, except as required for compliance with the requirements of Section 409A of the Code. For the avoidance of doubt, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control, Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall be cancelled and terminated without payment if the Fair Market Value of one share as of the date of the Change of Control is less than the Exercise Price or Grant Price, as applicable.

(c)	Section 409A and Change of Control. If an Award subject to Section 14.2(b) is exempt from the requirements of Section 409A of the Code, it shall be paid within 30 days following the termination or resignation. If an Award is subject to the requirements of Section 409A, then it shall be paid within the 30-day period following the six month anniversary of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) if made to a “specified employee” under Section 409A and such delay is necessary to avoid the imposition of taxes thereunder. If a Participant’s termination or resignation is not a “separation from service” or the payment event is not a Section 409A distribution event, subject to the requirements of Section 409A of the Code, the Award shall be paid as of the earlier of the time specified in the Award Agreement or one day after the six month anniversary of the date the Participant has a separation from service following the Change of Control.

14.3	Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. Subject to the exception set forth in the second sentence of Section 14.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Award theretofore made pursuant to the Plan shall pertain to and apply solely to the securities to which a holder of the number of securities subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, and, in the case of Options and Stock Appreciation Rights, with a corresponding proportionate adjustment of the Exercise Price or Grant Price per share so that the aggregate Exercise Price or Grant Price thereafter shall be the same as the aggregate Exercise Price or Grant Price of the shares of Stock remaining subject to the Option or Stock Appreciation Right immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing any other Award, any restrictions applicable to such Award shall apply as well to any replacement shares of Stock received by the Participant as a result of the reorganization, merger or consolidation. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.3, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

14.4	Adjustment. Adjustments under Section 14 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee may provide in the Award Agreements at the time of Award, or pursuant to any other arrangement or agreement at any time with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 14.1, 14.2 and 14.3. Notwithstanding the foregoing, any different provisions or changes to provisions contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

14.5	No Limitations on the Company. The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

15.	REQUIREMENTS OF LAW

15.1	General. The Company shall not be required to issue or sell any shares of Stock under any Award if the issuance or sale of such shares would constitute a violation by the Participant, any other individual exercising an Option or Stock Appreciation Right, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Participant or any other individual exercising an Option or Stock Appreciation Right pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to issue or sell such shares of Stock unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance or sale of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2	Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.	GENERAL PROVISIONS

16.1	Disclaimer of Rights. No provision in the Plan, in any Award or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

16.2	Nontransferability of Awards. Except as provided in Sections 6.6, 6.7, and 7.6 or otherwise at the time of grant or thereafter, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except pursuant to a domestic relations order in settlement of marital property rights. In the event of a Participant’s death, a Participant’s rights and interests in Awards shall only be transferable by will or the laws of descent and distribution to the extent provided under this Plan, and payment of any amounts due thereunder shall be made to, and exercise of any Option or Stock Appreciation Right may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is unable to care for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

16.3	Changes in Accounting or Tax Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to any Award shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

16.4	Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.

16.5	Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

16.6	Other Award Agreement Provisions. Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

16.7	Other Employee Benefits. The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of Shares received upon such exercise, the vesting of any Restricted Stock, receipt of Performance Shares, distributions with respect to Restricted Stock Units or Performance Units, or Other Stock-Based Awards shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, including without limitation, benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan, except as may be specifically be provided otherwise under the terms of such other employee benefit plan or program.

16.8	Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.9	Governing Law. The validity and construction of this Plan and the Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Award Agreements to the substantive laws of any other jurisdiction.

16.10	Section 409A. Notwithstanding anything in this Plan to the contrary, the Plan and Awards made under the Plan are intended to comply with the requirements imposed by Section 409A of the Code. If any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a “separation of service” (as defined under Section 409A of the Code), such payment shall not occur until the date that is six months plus one day from the date of such “separation from service” to the extent necessary in order to avoid the imposition of taxes under Section 409A. Any amount that is otherwise payable within the six (6) month period described herein will be aggregated and paid in a lump sum amount without interest.

16.11	Recoupment of Awards. Notwithstanding any other provision of this Plan to the contrary, any award granted or amount payable or paid under this Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, of the Company, to the extent the policy applies to such award or amount. By accepting an award or the payment of any amount under the Plan, each Participant agrees and consents to the Company’s application, implementation and enforcement of (a) any such policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation and expressly agrees that the Company may take such actions as are permitted under the policy or applicable law without further consent or action being required by such Participant. To the extent that the terms of this Plan and the policy or applicable law conflict, then the terms of the policy or applicable law shall prevail.

16.12	Repricing. Notwithstanding any other provision of the Plan, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that (a) reduces the Exercise Price or Grant Price, either by lowering the Exercise Price or Grant Price or by canceling the outstanding Option or Stock Appreciation Right and granting a replacement Option or Stock Appreciation Right with a lower Exercise Price or Grant Price or by cancellation for cash or another Award if the Exercise Price or Grant Price is higher than the current Fair Market Value, or (b) would be treated as a repricing under the rules of the exchange upon which shares of Stock of the Company trade, without the approval of the stockholders of the Company; provided, however, that appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 14.

17.	AMENDMENT, MODIFICATION AND TERMINATION

17.1	Amendment, Modification, and Termination. Subject to Sections 3.2, 16.10 and 17.2, the Board may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

17.2	Awards Previously Granted. Except as otherwise may be required under Section 16.10, notwithstanding Section 17.1 to the contrary, no amendment, modification or termination of the Plan or any Award Agreement shall adversely affect in any material way any previously granted Award, without the written consent of the Participant holding such Award.

18.	STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN

The Plan was originally adopted on April 20, 2008, and was previously amended and restated effective as of May 29, 2012, May 24, 2016, May 31, 2017, and May 22, 2019. The most recent amendment and restatement of the Plan was approved by the Board of Directors of the Company on April 4, 2022, subject to the approval of the Company’s stockholders; provided, however, in no event may an Incentive Stock Option be granted more than ten years after the earlier of (i) the date of the adoption of the Plan by the Board of Directors or (ii) the Effective Date.

19.	DURATION

Unless sooner terminated by the Board, this Plan shall terminate automatically on May 19, 2032. After the Plan terminates, no Awards may be granted. Awards outstanding at the time the Plan terminates shall remain outstanding in accordance with the terms and conditions of the Plan and the Award Agreement.